EXHIBIT 99.1

1510 West Loop South • Houston, Texas 77027 • Main 713/850-1010 • Exec. 713-386-7000 • Fax 713/386-7070

LANDRY’S RESTAURANTS, INC. (“LNY”/NYSE) REPORTS

FOURTH QUARTER 2005 REVENUES OF $328.8 MILLION AND

$0.18 EARNINGS PER SHARE

Houston, Texas (FEBRUARY 22, 2006)

Landry’s Restaurants, Inc. (NYSE: LNY) (the “Company”), one of the nation’s largest casual dining, hospitality and entertainment companies announced its earnings for the fourth quarter and for the year ended December 31, 2005, which include record revenues of $328.8 million and $1,254.8 million, respectively, and include the first full quarterly results of the Golden Nugget Hotel and Casinos in Las Vegas and Laughlin, Nevada acquired on September 27, 2005. Same store sales for the Company, excluding the Gaming division, were a positive 1.7% for the quarter. Revenues for the three months ended December 31, 2005, totaled $328.8 million, as compared to $259.8 million a year earlier. Net earnings for the quarter were $3.9 million, or $0.18 per diluted share, compared to $13.0 million, or $0.49 per diluted share for 2004. The 2005 fourth quarter results reflect interest expense for the Company, excluding the Gaming division, of $11.4 million before taxes, as opposed to 2004 interest expense of $3.1 million. Included in the 2004 amounts are two infrequent items: a $16.6 million expense ($11.3 million after tax) associated with the Company’s December refinancing and a net $18.5 million income tax benefit (income) from recognizing the remaining previously reserved tax assets related to the tax benefits acquired with the Rainforest Cafe restaurants. Excluding the effects of these infrequent items from 2004, adjusted earnings per share (diluted) for the fourth quarter 2004, were $0.22.

Tilman J. Fertitta, Chairman of the Board, President and Chief Executive Officer, stated, “We are extremely pleased with the Golden Nugget results for the quarter, which included net revenues of $62.9 million and EBITDA of $11.3 million versus $4.8 million in 2004. These results demonstrate the strength of the Golden Nugget brand. We will continue to focus on the core Golden Nugget customer and delivering a high quality experience while maintaining disciplined cost controls. I am confident that the strong and seasoned Golden Nugget management team will continue to deliver exceptional results while our renovation and expansion plans will accelerate these results.”

Rick H. Liem, Senior Vice President and Chief Financial Officer stated, “We exceeded consensus estimates despite the adverse affects of Hurricane Wilma of approximately $0.02 per share (diluted) and the spike in utility costs of an additional $0.09 per share (diluted) offset by a decreased tax rate of $0.01 per share (diluted).”

Rick H. Liem also stated, “We have embarked on a program to improve the dining experience and value perception of the Joe’s Crab Shack concept. In connection with the Joe’s “Evolution” program, we now provide bread and a large bowl of salad with every entrée and have increased the fresh fish offerings. We have also freshened the look by adding booths, carpet, new uniforms and numerous other improvements. The implementation will result in a one-time cost during the first quarter of approximately $0.03 per share (diluted). We expect to recover that cost over the remainder of 2006 through increased traffic and higher sales.”

Revenues for the year ended December 31, 2005, totaled $1.3 billion, as compared to $1.2 billion a year earlier. Same store sales for the Company, excluding the Gaming division, were flat for the year. Net earnings for the year were $44.8 million, or $1.95 per share (diluted), compared to $66.5 million, or $2.46 per share (diluted) in 2004. The 2005 full year results reflect interest expense for the Company, excluding the Gaming division, of $37.7 million before taxes as opposed to 2004 interest expense of $13.1 million. Included in the 2004 earnings are the previously mentioned charges related to the refinancing and the tax benefit. Excluding these charges, comparative net earnings for 2004 were $59.3 million and adjusted earnings per share (diluted) for 2004 were $2.13.

The Company ended fiscal 2005, with 311 full service restaurants, two Golden Nugget casinos and several other hospitality and limited service outlets primarily under the trade names Joe’s Crab Shack, Landry’s Seafood House, The Crab House, Charley’s Crab, Chart House seafood restaurants, the Rainforest Cafe and Saltgrass Steak House restaurants.

After giving effect to the impact of stock compensation expense in 2006, estimated at approximately $0.14 per share (diluted), and the non-recurring costs associated with the Evolution program at Joe’s Crab Shack of $0.03 per share, the Company expects estimated 2006 earnings per share to be approximately $2.20. The Company anticipates earning $0.31 to $0.33 in the first quarter, $0.86 to $0.87 in the second quarter, $0.81 to $0.82 in the third quarter, and $0.18 to $0.19 in the fourth quarter.

Earnings per share adjusted for refinancing costs and tax benefit is not a generally accepted accounting principle (“GAAP”) measurement and is presented solely as a supplemental disclosure because the Company believes that it is a widely used measure of operating performance in the restaurant industry.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by safe harbors created thereby. Stockholders are cautioned that all forward-looking statements are based largely on the Company’s expectations and involve risks and uncertainties, some of which cannot be predicted or are beyond the Company’s control. A statement containing a projection of revenues, income, earnings per share, same store sales, capital expenditures, or future economic performance are just a few examples of forward-looking statements. Some factors that could realistically cause results to differ materially from those projected in the forward-looking statements include ineffective marketing or promotions, competition, weather, store management turnover, a weak economy, construction at the Golden Nugget properties, negative same store sales, or the Company’s inability to continue its expansion strategy. The Company may not update or revise any forward-looking statements made in this press release.

CONTACT:	Tilman J. Fertitta	or	Rick H. Liem
	President and C.E.O.		Senior Vice President and C.F.O.
	(713) 850-1010		(713) 850-1010
	www.landrysrestaurants.com		www.landrysrestaurants.com

LANDRY’S RESTAURANTS, INC.

CONSOLIDATED INCOME STATEMENTS (000’s except per share amounts)

	FOR THE QUARTER ENDED December 31, 2005		FOR THE QUARTER ENDED December 31, 2004		FOR THE TWELVE MONTHS ENDED December 31, 2005		FOR THE TWELVE MONTHS ENDED December 31, 2004
REVENUES	$328,798	100.0%	$259,805	100.0%	$1,254,806	100.0%	$1,167,475	100.0%

COST OF SALES	77,924	23.7%	72,533	27.9%	333,028	26.5%	326,108	28.0%
LABOR	109,263	33.2%	78,263	30.1%	377,215	30.1%	337,633	28.9%
OTHER OPERATING EXPENSES	87,910	26.8%	67,834	26.1%	311,648	24.8%	282,412	24.2%

UNIT LEVEL PROFIT	$53,701	16.3%	$41,175	15.9%	$232,915	18.6%	$221,322	18.9%
GENERAL & ADMINISTRATIVE	14,445	4.4%	12,899	5.0%	57,694	4.6%	58,320	5.0%
PRE-OPENING COSTS	1,265	0.4%	984	0.4%	4,772	0.4%	5,203	0.4%
DEPRECIATION & AMORTIZATION	18,018	5.4%	14,616	5.6%	63,493	5.1%	57,294	4.9%
ASSET IMPAIRMENT EXPENSE	—	0.0%	—	0.0%	—	0.0%	1,709	0.1%

TOTAL OPERATING INCOME	$19,973	6.1%	$12,676	4.9%	$106,956	8.5%	$98,796	8.5%
OTHER EXPENSE (INCOME)	14,694		20,559		41,533		28,729

INCOME BEFORE TAXES	5,279		(7,883)		65,423		70,067
TAX PROVISION	1,362		(20,925)		20,608		3,545

NET INCOME	$3,917		$13,042		$44,815		$66,522

EARNINGS PER SHARE - (Basic)	$0.18		$0.51		$2.01		$2.46
AVERAGE SHARES - (Basic)	21,300		25,600		22,300		27,000

EARNINGS PER SHARE - (Diluted)	$0.18		$0.49		$1.95		$2.39

AVERAGE SHARES - (Diluted)	21,900		26,400		23,000		27,800

EBITDA (Earnings before interest, taxes, depreciation and amortization):
Total Operating Income	$19,973		$12,676		$106,956		$98,796
Add Back:
Depreciation and Amortization	18,018		14,616		63,493		57,294
Asset Impairment Expense	—		—		—		1,709
Non Cash Charges	—		435		—		508

EBITDA	$37,991		$27,727		$170,449		$158,307

EBITDA is not a generally accepted accounting principles (“GAAP”) measurement and is presented solely as a supplemental disclosure because the Company believes that it is a widely used measure of operating performance in the restaurant industry. EBITDA is not intended to be viewed as a source of liquidity or as a cash flow measure as used in the statement of cash flows. EBITDA is simply shown above as it is a commonly used non-GAAP valuation statistic.

LANDRY’S RESTAURANTS, INC.

CONDENSED UNAUDITED BALANCE SHEETS

($ in Millions except per share amounts)

	December 31, 2005 (unaudited)	December 31, 2004
Cash & Equivalents	$39.2	$201.4
Other Current Assets	107.2	96.1

Total Current Assets	146.4	297.5

Property & Equipment, Net	1,380.3	1,007.3
Other Assets	85.9	40.2

Total Assets	$1,612.6	$1,345.0

Current Liabilities	$220.5	$136.0
Long-Term Debt	816.0	559.5
Other Non-current	59.3	48.6

Total Liabilities	1,095.8	744.1

Total Stockholders’ Equity	516.8	600.9

Total Liabilities & Equity	$1,612.6	$1,345.0

Net Book Value per share	$23.93	$23.47